UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2005

Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Effective as of April 15, 2005, Advanta Corp. (the “Company”) entered into a Separation Agreement and mutual general releases with Brian Tierney following his departure, effective February 8, 2005, from the office of Vice Chairman and as a member of the Office of the Chairman. As provided in the Separation Agreement, Mr. Tierney’s employment with the Company terminated effective March 18, 2005 (the “Termination Date”). The Separation Agreement will become irrevocable on April 22, 2005 (seven days after the date it is signed). The following is a summary of certain of the key provisions of the Separation Agreement. Mr. Tierney’s 200,000 restricted shares of the Company’s Class B Common Stock (the “Restricted Shares”) and options to acquire 100,000 shares of Class B Common Stock (the “Initial Grant Options”) will become fully vested. The vested options will remain exercisable in accordance with their terms. The Company will purchase the remaining assets of T2 Group, LLC at a price lower than was provided for in Mr. Tierney’s June 8, 2004 letter agreement (the “Letter Agreement”); the remaining assets will now be purchased for the sum of $1,420,000 payable in four installments over a period ending June 14, 2008. In addition, Mr. Tierney will be released from the non-compete commitment set forth in the Letter Agreement. This description of the Separation Agreement is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

     The Company expects that the Separation Agreement will not impact full year 2005 net income per diluted share for Class A and Class B shares combined. On a quarterly basis, the Company estimates that the Separation Agreement will reduce net income by approximately $0.06 per diluted share for Class A and Class B shares combined for the first quarter of 2005, which will be substantially offset by lower compensation and other expenses in the second, third and fourth quarters of 2005 as a result of Mr. Tierney’s termination of employment.

Item 1.02 Termination of a Material Definitive Agreement.

     Upon the Separation Agreement described in Item 1.01 of this report becoming effective and irrevocable, the Letter Agreement providing for, among other things, Mr. Tierney’s employment as Vice Chairman, will be terminated except with respect to the provisions relating to the vesting of the Restricted Shares and Initial Grant Options, as more fully described in the Separation Agreement.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

     The following exhibits are filed as part of this report:

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, dated as of April 15, 2005, between Advanta Corp. and Brian Tierney

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

(Registrant)

Date: April 20, 2005

	By:	/s/ Elizabeth H. Mai

Elizabeth H. Mai
Senior Vice President, Chief Administrative Officer,
Secretary and General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, dated as of April 15, 2005, between Advanta Corp. and Brian Tierney